COMPUMED
                                1230 Rosecrans Avenue
                                Manhattan Beach, CA  90266
                                Tel: (310) 643-5106  Fax: (310) 536-6128

     FOR IMMEDIATE RELEASE:
     ---------------------

     CONTACT:
     James Linesch                Noonan/Russo Communications, Inc.
     CompuMed, Inc.               (212) 696-4455
     (310) 643-5106.              Jan Paul Medina (investor) ext. 216
                                  Heather Hennessy (media) ext. 274
                                  e-mail: news@noonanrusso.com

           COMPUMED, INC. ANNOUNCES CHANGES IN PRESIDENT AND CEO

     Manhattan  Beach, CA --  August 19, 1997 -  CompuMed, Inc. (Nasdaq:
     CMPD) announced today that its President and Chief Executive Officer, Rod Raynovich, is no longer associated with the Company. While the board of directors conducts a search for his successor, James Linesch, the Company's Chief Financial Officer, will undertake Mr. Raynovich's duties as acting CEO.

     CompuMed, based in Manhattan Beach, California, develops solutions to important medical problems through the use of computer technology. In addition to the OsteoGram(R) and OsteoView(R) for osteoporosis assessment, CompuMed is focused on telemedicine services for cardiology and currently provides on-line computer interpretation of medical tests, such as electrocardiograms (ECG's), to physicians and healthcare providers.

     This news release contains forward-looking statements as defined by
     the  Private Securities  Litigation Reform  Act of 1995.   Forward-
     looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of
     historical facts.   These statements are  subject to  uncertainties
     and risks including, but not limited to, product and service demand and acceptance, changes in technology, the ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of
     competition  and  pricing,  capacity  and  supply   constraints  or
     difficulties, government regulation and other risks defined in this document. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary
     statements which may accompany the forward-looking statements.   In
     addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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     Editor's Note:
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     This    release    is    available     on    the    Internet     at
     http://www.compumed.net and http://www.noonanrusso.com